Exhibit 77Q(1)(a)(ii)



Amendment No. 7 to Restatement of Amended Agreement and Declaration of Trust dated March 11, 2005 is incorporated by reference to exhibit (a)(8) of post-effective amendment no. 61 to the Registration Statement filed on Form Type 485BPOS on April 29, 2005 (Accession No. 0001193125-05-090069).